SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


         Date of Report (date of earliest event reported): August 7, 2003



                            EAST COAST BEVERAGE CORP.
                            -------------------------
             (Exact name of Registrant as specified in its charter)



      Colorado                       0-22095                   88-1039267
------------------             ------------------         -------------------
(State or other jurisdiction  (Commission File No.)       (IRS  Employer
of incorporation)                                          Identification No.)

                              1575 Bella Cruz Drive
                                      #328
                              The Villages, FL 32159
                -----------------------------------------------
           (Address of principal executive offices, including Zip Code)


        Registrant's telephone number, including area code: (352) 259-5849


                              1750 University Drive
                                    Suite 117
                            Coral Springs, FL 33071
         (Former name or former address if changed since last report.)

Item 3. Bankruptcy or Receivership

                                   BACKGROUND

      East Coast Beverage Corporation ("the Company") is a Colorado corporation which prior to September 1999 did business under the name USA Service Systems, Inc. ("USA"). Between November 1998 and July 1999 USA provided retail stores and manufacturers with product assembly, product demonstrations, point - of - sale product displays, and inventory counts and audits.

      As of July 1999 USA had entered into letters of intent for the acquisition of four companies engaged in the same business as that conducted by USA. However, USA was unable to obtain approximately $4,000,000 in additional equity capital which was needed to finance these acquisitions. In July 1999 USA essentially discontinued its business and made plans to distribute its remaining assets (having a minimal value) to certain officers and directors of USA.

      Effective August 31, 1999 USA acquired all of the issued and outstanding shares of East Coast Beverage Corp. in exchange for 5,040,000 shares of USA's common stock. In connection with this transaction the management of USA resigned and was replaced by the management of ECBC. After August 31, 1999 the Company's business involved the development, production and distribution of Coffee House USA, a proprietary line of all natural, ready to drink bottled coffee drinks.

      In February 2000 USA changed its name to East Coast Beverage Corp.

      The Company sold its products through distributors and wholesalers to supermarkets, mass-marketers, convenience stores, drug store chains and oil company convenience stores. However, the Company was never able to generate a profit. During the year ended December 31, 2000 the Company estimated that it had lost in excess of $10,000,000. The Company has not prepared any financial statements since that date but it is believed that the Company's losses since December 31, 2000 have been substantial.

      As a result of the Company's inability to raise capital to fund its continuing operating losses, the Company discontinued its bottled coffee operations in October 2001.

      On November 27, 2001 William Smith became the sole officer and director of the Company. His objective was to reorganize the Company without the necessity of a bankruptcy proceeding. Mr. Smith's plan was to have substantially all the Company's creditors agree to accept shares of the Company's common stock in settlement of amounts owed to the creditors by the Company. Although many creditors were willing to accept the plan proposed by Mr. Smith, a number of creditors refused to agree to the Smith proposal.

      On April 11, 2002 the Company filed a petition for reorganization under Chapter 11 of the Federal Bankruptcy Code in the United States Bankruptcy Court for the Southern District of Florida (Case No. 02-22675-BKC-PGH).

                             PLAN OF REORGANIZATION

      After its bankruptcy filing, and in accordance with the provisions of the Federal Bankruptcy Code, a committee of the Company's largest unsecured creditors was formed to assist in the reorganization of the Company. The Creditors Committee developed a Plan of Reorganization of the Company, was approved by a majority of the Company's creditors and confirmed by the Federal Bankruptcy Court on July 8, 2003.

      Generally, the Plan of Reorganization provided for the following:

      1. A reverse split Company's common stock so that each issued share of common stock was converted into 1/15th of one share. Each common shareholder received one warrant for each common share held after the reverse split. Each warrant entitles the holder to purchase one share of the Company's common stock at a price of $1.75 per share prior to January 1, 2008.

      All options, warrants or other instruments providing any person the right to acquire additional shares of the Company's capital stock, and which were outstanding on the date the Plan of Reorganization was confirmed, were canceled.

      2. The issuance of two million new shares of the Company's common stock to Royal Brokerage Group in exchange for 10% of the gross revenues to be received by Royal Brokerage Group from the sale of Carbonell products in certain areas of the Eastern United States.

      3. The sale of 1,000,000 (post-split) shares of the Company's common stock to a group of private investors for $250,000 in cash. The funds raised from the sale of the 1,000,000 shares referred to above were used to pay administrative claims of relating to

      4. The issuance of 17,005 shares of common stock to the Class 3 Creditors. The Class 3 Creditors were unsecured creditors whose claims were $3,000 or less. The Class 3 creditors were paid 50% of their claims in a single payment, plus one share of the Company's common stock for each $0.50 of their claim.

      5. The payment of a percentage of the Company's future profits to the Class 4 Creditors, or at the option of any Class 4 Creditor, shares of the Company's common stock if a Class 4 Creditor elects to convert all or any part of the amount owed to common stock.

            The Class 4 Creditors were unsecured creditors whose claims exceeded $3,000. The amount owed to the Class 4 Creditors is approximately $3,500,000.

      Each Class 4 creditor will receive the following pro rata share of the Company's net income:

                Period                                             %
                ------                                            ---

      Prior to January 1, 2004                                    25%
      Twelve months ending December 31, 2004                      35%

      Periods subsequent to December 31,2004                      45%

      Each Class 4 creditor may convert the then outstanding amount of the creditor's Class 4 claim into shares of the Company's common stock based upon the following formula:

      Amount of Claim Converted            =    Shares issued upon conversion
      -------------------------
          Conversion Price

      The Conversion Price is 90% of the average closing price of the Company's common stock for the 30 trading days immediately preceding the date of conversion, provided however that the Conversion Price may not be less than $1.75.

      The maximum number of shares that can be converted during any three-month period by any Class 5 creditor will be equal to:

                                QV            x    A
                              ------             --------
                                 10               TA

      Where:

      QV = For the 90 days preceding the conversion date, the sum of the product obtained by multiplying (i) the number of shares of the Company's common stock traded during each trading day during the 90 days preceding the conversion date by (ii) the closing price of the Company's common stock for such day.

      A = Outstanding Allowed Amount of the Class 4 claim held by the Class 4 creditor on date three business days before conversion date.

      TA = Allowed Amounts of all outstanding Class 4 claims on date which is three business days before conversation date.

      Conversions will not be allowed five days before any Distribution Date.

      The Company's net income will be determined in accordance with Generally Accepted Accounting Principles and will be based upon financial statements made public by the Company. The share of the Company's net income to which the Class 4 creditors are entitled will be distributed on a pro rata basis to the Class 4 creditors on April 30 of each year. The Company may make supplemental distributions of its net income on additional dates during any year provided that the Company provides each Class 4 creditor with at least 30 days written notice of its intention to make a supplemental distribution and issues a press release concerning the supplemental distribution. Each Class 4 creditor will receive distributions of the Company's net income until the amount of the Creditor's allowed claim, either through payments or the conversion of the claim, is $-0-.

      The pro rata amount to be distributed to each Class 4 creditor on any Distribution Date will be equal to:

                              I  x    A    =  $
                                    -----
                                      TA

      Where:

      I = Amount of Company's net income subject to distribution.

      A =Outstanding Allowed Amount of the Class 4 claim held by the Class 4 creditor on date three business days before any Distribution Date.

      TA = Allowed Amounts of all outstanding Class 4 claims on date which is three business days before any Distribution Date.

      $    =    Amount to be distributed to Class 4 creditor.

      The total Allowed Amount of the Class 4 claims may not exceed $3,500,000. If the total Allowed Amount of the Class 4 claims exceeds $3,500,000 then the Allowed Amount of each Class 4 claim will be reduced in the following manner:

                              A   x    $3,500,000    =    New/A
                              -------------------
                                     Total/A

      Where:

      A = The Allowed Amount of the Class 4 claim prior to adjustment.

      Total/A = The total Allowed Amount of all Class 4 claims.

      New/A = The Adjusted Allowed Amount of the Class 4 claim.

      In the event any adjustment is required by the foregoing then the term "Allowed Amount" will be deemed to mean the "Adjusted Allowed Amount".

      The Company will not pay interest to the Class 4 creditors.

      6. The cancellation of all outstanding Series A Preferred Shares. Between July 18, 2000 and September 20, 2000 the Company sold 14,010 shares of its Series A Preferred Stock to various private investors. The Company was required to redeem all outstanding Series A preferred shares, at a price of $100 per share, on July 31, 2002. Each Series A Preferred Shareholder received 58 shares of Company's common stock for each cancelled Series A Preferred Share, for a total of 812,580 common shares.

      The maximum number of shares that can be sold during any three-month period by any former Series A Preferred shareholder will be equal to:

                                   QV    X       S
                                -------    -------------
                                   10            812,580

      Where:

      QV = For the 90 days preceding the date which is three days prior to the sale date, the sum of the product obtained by multiplying (i) the number of shares of the Company's common stock traded during each trading day during such 90 days by (ii) the closing price of the Company's common stock for such day.

      S = Shares of Company's common stock issued to former Series A shareholders pursuant to the plan.

      7. The installation of new management. William R. Smith became the Company's President and a Director. David Schlect, the Chairman of the Creditor's Committee, became the Company's other Director.

      8. The issuance of 500,000 shares to William R. Smith for services provided to the Company.

           TRANSACTIONS SUBSEQUENT TO APPROVAL OF PLAN OF REORGANIZATION

      In August 2003 the Company issued:

o    1,250,000 shares of common stock to Arnold Rosen, and
o    750,000 shares of common stock to Jerome "Buddy" Silverman
o Options for the purchase of 600,000 shares of the Company's common stock to William R. Smith.
o Options for the purchase of 600,000 shares of the Company's common stock to Gerald Heller.

      These 2,000,000 shares were issued to Mr. Rosen and Mr. Silverman in consideration for their forgiving any claim for the payment by the Company of administrative expenses which they incurred during the period when the Company was in bankruptcy and for assigning to the Company the rights to a business plan relating to the sale of beverages. As part of this transaction the Company agreed to appoint Arnold Rosen as a director.

                                PLAN OF OPERATION

      The Company plans to derive revenue from the sale of Carbonell products and the sale of beverages.

Sale of Carbonell Products

      Olive oil, olives, wine vinegar, and related products, which are manufactured by Carbonell de Cordoba, S.A. of Spain, have been sold in the

United States, primarily to customers in South Florida, since 1980. In September 2002 Carbonell named Badia Speices its exclusive distributor of record for the Eastern United States. In September 2002 Badia Spices assigned to Royal Brokerage Group the exclusive right to distribute Carbonell's olive oil, olives, and wine vinegar in the Eastern United States, with the exception of certain accounts in Florida and certain accounts in New York City (the "Territory"). In consideration for 2,000,000 shares of the Company's common stock, Royal agreed to pay the Company 10% of the gross amount received by Royal from the sale of Carbonell products in the Territory. The Agreement with Royal also provides that in return for marketing support the Company will pay Royal an annual consulting fee of $20,000 and will reimburse Royal for its actual out-of-pocket expenses incurred on behalf of ECBC up to a maximum of $8,000 per year.

      The Agreement between Royal and Badia Spices generally provides that Royal has the exclusive right to distribute the Carbonell products in the Territory until September 30, 2007. For all sales of Carbonell products in the Territory, Badia will pay Royal a commission equal to the difference between Badia's cost for the products and price for which the products are sold by Royal. The commission may not be less than 10% of the price for which the products are sold, unless agreed to in writing by Royal and Badia. Badia is responsible for all shipping, handling, storage and insurance costs for the products.

      Badia has also agreed to pay all "slotting fees" or stocking allowances relating to the Carbonell products. It is expected that Badia and/or Carbonell will pay all other marketing expenses relating to marketing the products, although as of August 31, 2003 neither Badia nor Carbonell had any agreements with Royal relating to the payment of any marketing expenses other than slotting fees. Carbonell may terminate its relationship with Badia Spices at any time.

      As of August 31, 2003 Royal had not made any sales of Carbonell products.

Sale of Beverages

      The Company also plans to distribute beverage products manufactured by unrelated third parties. As of August 31, 2003 the Company did not have any agreement with any other person relating to the distribution of any beverage product and the possibility exists that the Company may never be successful in distributing any beverage product.

                                   MANAGEMENT

      The following sets forth information concerning the management of the
Company:

Name                    Age         Position

William R. Smith         69         President and Director

David Schlecht           48         Director

Name                    Age         Position

Gerald Heller            67         Manager of Beverage Division

Arnold Rosen             62         Director

      William R. Smith was the Company's President, as well as the sole director of the Company, between November 2001 and April 2002. Upon the confirmation of the Plan of Reorganization by the Bankruptcy Court in July 2003, Mr. Smith became the Company's President and a director. Mr. Smith was the President and Chief Executive Officer of W.R. Smith & Company, a major distributor and converter of products for the printing industry, between 1973 and 1987. Prior to 1973 Mr. Smith served for three years in the U.S. Navy, obtained his B.A. degree from Hofstra College in New York and successfully operated other business ventures ranging from real estate to restaurants.

      David Schlecht is the Chairman of the Company's Creditor's Committee. He has been the President of Product Development & Packaging, Inc., (PDP) since 1990. PDP provides turn-key services and the procurement of packaging components used in a variety of industries, including food, beverage, health and beauty aids, eyewear and fitness. From 1988 to 1990 Mr. Schlecht was an independent representative for companies in the packaging and retail industries. From 1979 to 1988 Mr. Schlecht was President of RBA Industries, a New Jersey based packaging organization, which also sold private label breakfast items to a number of supermarket chains in the Northeast. He started his packaging career with International Paper Company after graduating from DePauw University in 1976.

      Gerald Heller has been the manager of the Company's Beverage Division since July 2003. Since 1976 Mr. Heller has been the President of H.A. Incorporated, a firm involved in business development, consulting and corporate finance. Between 1995 and 1997 Mr. Heller owned the distribution rights for the Snapple Beverage line in Florida. After selling these rights to Snapple in 1997, and until 1999, Mr. Heller sold Mystic Beverage products to Southern Wine and Spirits. Between 1999 and 2001 Mr. Heller was a consultant to Saratogo Beverage.

      Arnold Rosen has been a director of the Company since July 2003. Mr. Rosen was also a director of the Company during the time the Company was in bankruptcy. For the past twenty years Mr. Rosen has been involved in real estate development and investments.

      Mr. Rosen was appointed a director pursuant to an agreement between the Company, Mr. Rosen and Buddy Silverman. See "Transactions subsequent to approval of Plan of Reorganization".

Executive Compensation

         The following table shows the compensation which the Company plans to pay to its executive officer and key employee during the twelve months ending September 30, 2004 and the time these persons plan to devote to the operation of the Company:

                                                  Estimated Time to
                                                      be Devoted to
   Name                   Compensation            Business of Company

   William R. Smith          $75,000                     85%
   Gerald Heller             $60,000                    100%

      In July 2003 the Company granted Mr. Smith an option to purchase 600,000 shares of the Company's common stock at a price of $0.25 per share.

      In July 2003 the Company entered into an Employment Agreement with Mr. Heller which provided for the following:

1. A term of one year which will be extended for two additional years if the Company meets the sales objectives described below.
2. A salary of $60,000 for the first year, and if the employment term is extended, a salary of $72,000 during the second year and $80,640 during the third year.
3. A bonus of $0.25 per case if cases of beverage products sold during any year of the employment term exceed those specified in the sales objectives.
4. Options to purchase 600,000 shares of the Company's common stock at a price of $0.25 per share in accordance with the provisions of the Company's Non-Qualified Stock Option Plan. However the options will terminate if the Company fails to meet the financial criteria described below.

      The sales objectives specified by the terms of Mr. Heller's employment contract are:

      Annual Sales of Beverage Products

      First year of employment term:   120,000 cases at an average selling
                                       price of $14.00 per case

      Second year of employment term:  168,000 cases at an average selling price of $14.00 per case

      Third year of employment term:   337,000 cases at an average selling
                                       price of $14.00 per case

                             PRINCIPAL SHAREHOLDERS

      The following table sets forth, as of August 31, 2003, information with respect to the only persons owning beneficially 5% or more of the outstanding common stock and the number and percentage of outstanding shares owned by each director and officer and by the officers and directors as a group. Unless otherwise indicated, each owner has sole voting and investment powers over his shares of common stock.

                                    Shares of
Name                            Common Stock (1)     Percent of Class
------                          -----------------    -----------------

William R. Smith                   500,000                 6.8%
David Schlect                           --                   --
Gerald Heller                           --                   --
Arnold Rosen                     1,250,000                  17%
Buddy Silverman                    750,000                  10%
Royal Brokerage Corp.            2,000,000                  27%

(1) Excludes shares issuable upon the exercise of options held by the following persons:

                         Shares
                        Issuable
                         Upon
                        Exercise
   Name                of Options    Exercise Price    Expiration Date

William R. Smith        600,000           $0.25          01-01-09
Gerald Heller           200,000           $0.25          01-01-07
Gerald Heller           200,000           $0.25          01-01-08
Gerald Heller           200,000           $0.25          01-01-09


                             COMPARATIVE SHARE DATA

      As of August 31, 2003 the Company had 7,376,550 outstanding shares of common stock. As of this same date the Company had virtually no assets and had liabilities of approximately $3,500,000.

      The following is an analysis of the shares of the Company's common stock which were outstanding as of August 31, 2003.

      Shares of common stock outstanding prior
      to approval of Plan of Reorganization by
      Bankruptcy Court                                        15,704,469

      Reduction in outstanding shares due to                (14,657,504)
      15-for-1 reverse stock split                          ------------
      1,046,965

Shares issued to:

      Class 3 Creditors                                           17,005
      Royal Brokerage Group                                    2,000,000
      Series A Preferred Shareholders                            812,580

      Private Investor Group                                  1,000,000 (1)
      William R. Smith                                           500,000
      Arnold Rosen                                             1,250,000
      Buddy Silverman                                            750,000
                                                              ----------

      Outstanding shares as of August 31, 2003                 7,376,550
                                                               =========

(1) The Company has agreed to file a registration statement with the Securities and Exchange Commission so that 50% of these shares may be sold in the public market.

      The following table reflects additional shares of common stock which may be issued by the Company:
                                                     Number of          Note
                                                      Shares          Reference

    Shares issuable upon the exercise of options     1,200,000           A.

    Shares issuable upon exercise of warrants        1,046,965           B.

    Shares issuable upon the conversion of debt
    owed to Class 4 Creditors                        2,000,000           C.

    Total shares which will be outstanding assuming
    the exercise of all options and warrants and the
    conversion of all debt.                         10,623,515

A. The options were granted to in accordance with the provisions of the Company's Incentive and Non-Qualified Stock Option Plans. These options are held by:

                        Shares Issuable
                        Upon Exercise
   Name                   of Options      Exercise Price    Expiration Date

William R. Smith          600,000             $0.25             01-01-09
Gerald Heller             200,000             $0.25             01-01-07
Gerald Heller             200,000             $0.25             01-01-08
Gerald Heller             200,000             $0.25             01-01-09

B. The Company's Plan of Reorganization provided for a reverse split of the Company's common stock so that each issued share of common stock was converted into 1/15th of one share. Each common shareholder received one warrant for each common share held after the reverse split. Each warrant entitles the holder to purchase one share of the Company's common stock at a price of $1.75 per share prior to January 1, 2008. As a result of the reverse split, the Company had 1,046,965 outstanding shares of common stock, resulting in warrants to purchase the same number of shares.

      Any shares issued upon the exercise of the warrants will be exempt from the registration requirements of the Securities Act of 1933 and equivalent state securities laws by 11 U.S.C. ss. 1145 and the shares may generally be resold by any holder without registration under federal and state securities laws.

C. The Class 4 Creditors were unsecured creditors whose claims exceeded $3,000. The amount owed to the Class 4 Creditors is approximately $3,500,000. Each Class 4 Creditor is entitled to a percentage of the Company's future profits or may convert the then outstanding amount of the creditor's Class 4 claim into shares of the Company's common stock based upon the following formula:

      Amount of Claim Converted        =     Shares issued upon conversion
      -------------------------
              Conversion Price

      The Conversion Price is 90% of the average closing price of the Company's common stock for the 30 trading days immediately preceding the date of conversion, provided however that the Conversion Price may not be less than $1.75. Although the actual number of shares that may be issued as a result of the conversion of the amounts owed to the Class 4 Creditors will be based upon the amount of Class 4 claims converted and the price of the Company's common stock at the time of conversion, for purposes of the table it is assumed that all Class 4 claims were converted into shares of the Company's common stock at a conversion price of $1.75.

      Any shares issued upon the conversion of the Class 4 claims will be exempt from the registration requirements of the Securities Act of 1933 and equivalent state securities laws by 11 U.S.C. ss. 1145 and the shares may generally be resold without registration under federal and state securities laws.

Item 7.  Financial Statements and Exhibits

      (a) The audited balance sheet of the Company as of August 7, 2003 will be filed by amendment.

      (b)   Not applicable

      (c)   Exhibits

            Number            Description

               2              Plan of Reorganization

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:   September 5, 2003

                                       EAST COAST BEVERAGE CORP.

                                       By:  /s/ William R. Smith
                                            ----------------------------
                                              William R. Smith, President


























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                                    EXHIBIT 2